Ex. 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Schmidt
Phone:        949.333.1721
Email:        jschmidt@steadfastcmg.com

STEADFAST INCOME REIT BUYS
DEER VALLEY APARTMENTS IN LAKE BLUFF, ILLINOIS

IRVINE, Calif., May 3, 2013 - Steadfast Income REIT, Inc. announced today the $28.6 million acquisition of Deer Valley Apartments, a 224-unit apartment community in Lake Bluff, Ill., an upscale community approximately 35 miles north of Chicago and 55 miles south of Milwaukee. The REIT has now invested over $700 million in 35 apartment communities in 10 Midwestern and Southern states.
“Our 2012 acquisitions pace placed us among the nation's most active purchasers of apartment properties, and we have added another $137 million of multifamily assets to our portfolio this year,” said Ella Shaw Neyland, president of Steadfast Income REIT. “I feel confident that today's acquisition continues to build upon a solid portfolio that is positioned to experience strong performance.”
Deer Valley is a fully leased property that was built in 1991 and has average in-place rents of $1,179. The garden-style community consists of 13 two- and three-story buildings and offers a mix of one- and two-bedroom apartments.
Approximately 70% of the units have been renovated to include granite countertops in the kitchen and bathroom, laminate wood flooring, stainless steel appliances, walnut cabinetry and designer paint schemes. Steadfast plans to upgrade the remaining units when turning the units between residents. All units offer a stackable washer/dryer, secured intercom entry, large closets and private balconies or patios. Residents can also enjoy a renovated clubhouse and fitness center, pool with sundeck, business center and a picnic and barbeque area.

Deer Valley is located in the affluent village of Lake Bluff, in the North Shore market of Lake County. While only 35 miles north of Chicago, the Lake County submarket has its own economy driven by the presence of a number of large companies, including Abbott Laboratories that employees approximately 13,000 employees and is located directly across the street from the property.
This is the fourth property the REIT has purchased in Illinois. In 2010, it acquired Lincoln Towers in Springfield, and in 2012 it added The Moorings and Arrowhead Apartments in Roselle and Palatine. With today's acquisition, the REIT has acquired over 7,800 apartment homes in Illinois, Indiana, Iowa, Kansas, Kentucky, Missouri, Oklahoma, Ohio, Tennessee and Texas for $708 million.
About Steadfast Income REIT
Steadfast Income REIT is a real estate investment trust that intends to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties. Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Income REIT, Inc.'s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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